EXHIBIT 10.1

THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS BY VIRTUE OF THE COMPANY’S (AS DEFINED BELOW) INTENDED COMPLIANCE WITH SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, THE PROVISIONS OF REGULATION D UNDER SUCH ACT, THE PROVISIONS OF REGULATION S UNDER SUCH ACT AND SIMILAR EXEMPTIONS UNDER STATE LAW. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CODIAGNOSTICS, LTD

SUBSCRIPTION AGREEMENT

WHEREAS, Co-Diagnostics, Inc., a Utah corporation (the “Company”), and CoDiagnostics, Ltd., a company incorporated under the laws of the Turks and Caicos Islands (“Investor”) desire to enter into an agreement for the purchase by Investor of shares of common stock of the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in accordance with the terms and conditions of this Subscription Agreement (this “Agreement”), the Company agrees to sell, and Investor agrees to purchase, shares of common stock, no par value per share, of the Company (“Common Stock”) according to the following terms and conditions:

1. Acquisition of Securities.

(a) Investor hereby subscribes for and agrees to purchase a total of Fifteen Million (15,000,000) shares of the Company Common Stock (the “Securities”) at a purchase price of $.08333 per share, or aggregate consideration of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the “Purchase Price”).

(b) Investor shall pay the Purchase Price in periodic installments, without interest, according to the funding schedule (the “Funding Schedule”) set forth on Exhibit A attached hereto, which is incorporated as if fully set forth herein by this reference. Unless otherwise agreed by the parties, no later than each date for funding as indicated on the Funding Schedule (each such date being a “Funding Date”), Investor shall pay, by wire transfer according to instructions separately provided by the Company or delivery of a cashier’s check representing immediately available funds, the funding amount corresponding to such Funding Date as set forth on the Funding Schedule (each such payment a “Payment”).

2. Representations and Warranties of Investor. Investor makes the following representations and warranties, with the intent that they be relied upon by the Company and each officer, director, employee and agent of the Company in determining Investor’s suitability as a purchaser of the Securities. Investor agrees that such representations and warranties shall survive the purchase of the Securities. By signing this Agreement, Investor represents that Investor has read and acknowledged the representations set forth in this Section 2 . If more than one person is signing this Agreement, each representation and warranty shall be a joint and several representation or warranty of each person.

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(a) Investor, the sole and true party in interest, is acquiring the Securities for Investor’s own account for investment, is not purchasing the Securities for the benefit of any other person, and has no present intention of holding or managing the Securities with others or of selling, distributing or otherwise disposing of any portion of the Securities.

(b) Investor has reviewed the definition of an “accredited investor” attached to this Agreement as Exhibit C and Investor qualifies as an “accredited investor” under one or more components of that definition and that through all Funding Dates as provided on the Funding Schedule, Investor and each equity owner of Investor shall continue to be qualified as an “accredited investor.”

(c) Investor is aware that an investment in the Securities is highly speculative and subject to substantial risks, including the risk of loss of Investor’s entire investment in the Company. Investor has adequate means of providing for Investor’s current needs and possible contingencies, and is able to bear the high degree of economic risk of this investment, including, but not limited to, the possibility of the complete loss of Investor’s entire investment, the lack of a public market, and the limited transferability of the Securities, which may make the liquidation of this investment impossible for the indefinite future.

(d) Investor is experienced in the business of making private placement investments in private companies whose securities are illiquid, and has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and making an informed investment decision.

(e) Investor understands that the Securities will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, in reliance upon exemptions from registration for certain private offerings. Investor understands and agrees that the Securities, or any interest therein, may not be resold or otherwise disposed of by Investor unless the Securities are subsequently registered under the Securities Act and under all applicable state securities laws, unless an exemption from registration is available to Investor, and subject to Investor’s compliance with any contractual restrictions on Investor’s resales of the Securities. Further, Investor understands and acknowledges that only the Company can take register the Securities, that the Company has not agreed, and is under no obligation, to do so, and that the Company does not intend to do so in the foreseeable future.

(f) Investor acknowledges and represents that Investor (i) has received and reviewed a copy of certain materials, consisting of the articles of incorporation and bylaws of the Company, and the risk factors related to the Company and an investment in the Securities contained in Exhibit B hereto, (ii) has been given a reasonable opportunity to review all documents, books and records of the Company pertaining to this investment, (iii) has been supplied with all additional information concerning the Company and the Securities that has been requested by Investor, (iv) has had a reasonable opportunity to ask questions of and receive answers from the Company or its representatives concerning this investment, (v) and that all such questions have been answered to the full satisfaction of Investor.

(g) Investor has received no representations, written or oral, from the Company or its officers, directors, employees, attorneys or agents, other than those contained in this Agreement. In making Investor’s decision to purchase the Securities, Investor has relied solely upon Investor’s review of documents and information it has requested from the Company, this Agreement and independent investigations made by Investor or Investor’s representatives without assistance of the Company.

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(h) Investor understands and agrees that the following restrictions and limitations are applicable to Investor’s purchases and resales, pledges, hypothecations or other transfers of the Securities:

(i) The Securities shall not be sold, pledged, hypothecated or otherwise transferred unless registered under the Securities Act and applicable state securities laws or an exemption from registration is available and the Company has received a legal opinion to that effect from counsel reasonably deemed competent by the Company.

(ii) Each certificate or other document evidencing or representing the Securities shall be stamped or otherwise imprinted with one or more of the legends, as appropriate, substantially in the following form (in addition to any legend required under applicable federal, state, local or non-U.S. law):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THESE SHARES IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THESE SHARES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) INSIDE THE UNITED STATES, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) INSIDE THE UNITED STATES, TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THESE SHARES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), (E) OUTSIDE THE UNITED STATES, IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULES 904 AND 905 UNDER THE ACT, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE); AND (3) AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THESE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THESE SHARES PURSUANT TO CLAUSES (C), (D) OR (F) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS ‘OFFSHORE TRANSACTION,’ ‘UNITED STATES,’ AND ‘U.S. PERSON’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

(iii) Stop transfer instructions have been or will be placed on the Securities so as to restrict the resale, pledge, hypothecation or other transfer thereof except in accordance with the provisions hereof.

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(i) Investor represents and affirms that if an investment in the Securities is being made by a corporation, limited liability company, partnership, trust or estate or any foreign entity comparable to the foregoing,

(i) the decision to invest and the execution and delivery of this Agreement have been duly authorized by such corporation, limited liability company, partnership, trust, estate or other entity,

(ii) the person executing this Agreement on behalf of the corporation, limited liability company, partnership, trust, estate or other entity has all right and authority, in such person’s capacity as an officer, general partner, trustee, executor, director or other representative of the corporation, limited liability company, partnership, trust, estate or other entity, as the case may be, to execute and deliver this Agreement on behalf of the corporation, limited liability company, partnership, trust, estate or other entity,

(iii) this Agreement is a valid and binding agreement of the corporation, limited liability company, partnership, trust, estate or other entity, as the case may be, enforceable in accordance with its terms, and

(iv) the corporation, limited liability company, partnership, trust, estate or other entity was not organized for the specific purpose of acquiring the Securities.

(j) Investor represents and affirms that none of the following information has ever been represented, guaranteed or warranted to Investor, expressly or by implication, by any person:

(i) The approximate or exact length of time that Investor will be required to hold the Securities;

(ii) The percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or

(iii) The possibility that the past performance or experience on the part of the Company or any affiliate, or any officer, director, employee or agent of the foregoing, might in any way indicate or predict the results of ownership of the Securities or the potential success of the Company’s operations.

(k) Investor represents that Investor understands that (i) the Company is an early stage company, newly formed to receive a transfer of the assets, liabilities and operations of the Company’s predecessor in interest, (ii) any investment in the Securities is highly speculative and is subject to a high degree of risk, and (iii) there are substantial restrictions on the transferability of, and there will be no public market for the Securities, and it may be impossible to liquidate an investment in the Securities in case of an emergency.

(l) Investor (i) acknowledges that any nonpublic and confidential information concerning the Company delivered to Investor in connection with the sale of the Securities (the “Proprietary Information”) constitutes proprietary confidential information of the Company, (ii) warrants and covenants to the Company that Investor shall not use, disclose or disseminate the Proprietary Information except for the sole and isolated purpose of making an investment decision related to the purchase of the Securities, and (iii) represents and warrants that Investor has not distributed or disseminated, nor will Investor at any time distribute or disseminate, any Proprietary Information or this Agreement to anyone other than personal advisors of Investor who are subject to a legal or ethical duty of confidentiality, and that the use of this Agreement by any personal advisor has been, and will at all times be, limited to the sole and isolated purpose of evaluating the proposed purchase of the Securities by Investor.

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(m) Investor has reviewed with its own tax advisors the applicable U.S., foreign, federal, state and local tax consequences of this investment and the transactions contemplated hereby. Such Investor has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Investor understands that it (and not the Company or any other party) shall be responsible for Investor’s tax liability that may arise as a result of this investment and the transactions contemplated hereby.

(n) If Investor is not domiciled, incorporated or established within the United States:

(i) Investor hereby acknowledges this Agreement is made by the Company with Investor in reliance upon Investor’s representations, warranties and covenants made in this Section 2(n) .

(ii) As used herein, the term “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. Person” (as defined in Regulation S) means: (1) a natural person resident in the United States; (2) any partnership or corporation organized or incorporated under the laws of the United States; (3) any estate of which any executor or administrator is a U.S. Person; (4) any trust of which any trustee is a U.S. Person; (5) any agency or branch of a foreign entity located in the United States; (6) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (8) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(iii) As used herein, the term “Non U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2) of the Securities Act.

(iv) Investor (1) is domiciled and has its principal place of business outside the United States, and (2) certifies that it is not a U.S. Person and is not acquiring the Securities for the account or benefit of any U.S. Person, and (3) at the time of issuance of the Securities hereunder Investor, or persons acting on its behalf in connection therewith, will be located outside the United States.

(v) Investor was organized and incorporated, and is owned by accredited investors other than natural persons, estates or trusts.

(vi) Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Investor’s subscription and payment for, and continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

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(vii) Investor has been advised and acknowledges that:

(1) the Securities issued pursuant to this Agreement have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

(2) in issuing and selling the Securities to Investor pursuant hereto, the Company is relying upon the exemption from registration provided by Section 4(2), Regulation D and/or Regulation S promulgated under the Securities Act (“Regulation S”); and

(3) it is a condition to the availability of the Regulation S safe harbor that the Securities not be offered or sold in the United States or to a U.S. Person until the expiration of a period of one year following the date of issuance of the Securities hereunder.

(viii) Investor acknowledges and covenants that, with respect to the Securities, until the expiration of one year after the date of issuance of the Securities hereunder (the “Restricted Period”): (a) Investor, its agents or representatives have not and will not solicit offers to buy, offer for sale or sell any of the Shares or any beneficial interest therein in the United States or to or for the account of a U.S. Person, and (b) notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either, (1) the offer or sale is within the United States or to or for the account of a U.S. Person and pursuant to an effective registration statement, Rule 144 or an exemption from the registration requirements of the Securities Act, or (2) the offer and sale is outside the United States and to other than a U.S. Person.

(ix) The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement. Investor agrees that after the Restricted Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. Person only in accordance with this Agreement and pursuant to applicable securities laws.

(x) Investor, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Securities, or any beneficial interest therein in the United States or to or for the account of a U.S. Person during the Restricted Period;

(xi) Investor has not engaged, nor is it aware that any party has engaged, and it covenants that it will not engage or cause any third party to engage in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.

(xii) At the time of offering to Investor and communication of its order to purchase the Securities and at the time of its execution of this Agreement, Investor was located outside the United States.

(xiii) Investor is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(xiv) Investor covenants that it will not engage in hedging transactions (within the meaning of Rule 903(b)(3)(iii)(B)(2) of Regulation S) with regard to the Securities unless in compliance with the Securities Act.

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3. Indemnification. Investor acknowledges that Investor understands the meaning and legal consequences of the representations and warranties set forth in Section 2 above and that the Company and the officers, directors, employees and agents of the Company have relied and will rely upon those representations and warranties. Investor agrees to indemnify and hold harmless the Company and each of its officers, directors, employees and agents from and against any and all loss, claim, damage, liability, cost or expense (including attorney’s fees), joint or several, to which any such person may become subject due to or arising out of:

(a) Any breach by Investor of any such representation or warranty;

(b) Any inaccuracy in the representations and warranties of Investor set forth in this Agreement;

(c) The disposition of any of the Securities by Investor contrary to the foregoing representations, warranties and covenants; and

(d) Any action, suit, proceeding, demand, assessment or judgment incident to or based upon any of the matters indemnified against.

Notwithstanding the foregoing, however, no representation, warranty, acknowledgement or agreement made in this Agreement by Investor shall in any manner be deemed to constitute a waiver of any rights granted to Investor under federal or state securities laws.

4. Representations and Warranties of the Company. The Company represents and warrants to Investor that as of the date of this Agreement:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Utah, and has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

(b) The Company has the legal right and power and all authority necessary to accept and execute this Agreement and to perform fully its obligations under this Agreement. This Agreement has been duly authorized and, upon proper acceptance and execution by an officer of the Company, will constitute a valid and binding agreement of the Company enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies.

5. Subsequent Financing.

(i) Investor agrees that, after the initial investment commitment has been satisfied and if the Company desires, it will use its best efforts to provide an addition investment in the Company on the same terms as contained herein. For the initial $500,000 of a Subsequent Financing, the Investor will receive common stock equal to 10% of the then issued and outstanding common stock of the Company and for the next $500,000 of a Subsequent Financing the Investor shall receive common stock equal to 10% of the then issued and outstanding shares of common stock. The Investor shall have 30 following notice by the Company that the Company desires to proceed with the Subsequent Financing to decide to participate and in the event the Investor does not notify Company that it desires to participate in the Subsequent Financing, the proscription on dilution described in Paragraph 7 hereof shall be terminated and the Company can proceed with any financing it chooses.

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(ii) At any time, until five years from the date hereof, as the Company shall seek financing in addition to the financing described in this Subscription Agreement, the Investor shall have a right of first refusal to participate in such financing on the same terms and conditions as any potential third party investor for all or any part of such subsequent financing. Upon written notification of the terms and conditions of such third party financing, the Investor shall have 30 days to give the Company written notice of the amount of such financing that the Investor shall commit to providing. If the Investor does not respond in such 30 day period, the Investors right of first refusal shall expire as to such additional round of financing

6. Default. Investor agrees that in the event it does not satisfy its subscription obligations set forth herein by making all of the payments according to the Funding Schedule or, within 60 days of written notice by Company that there is has been a failure to meet a Funding Date, or shall otherwise default in its payment obligations hereunder, unless otherwise agreed by the parties, the Investor shall deliver a portion of the Investor’s shares to the Company for cancellation such that it shall, after the transfer, own only those shares, for which the subscription obligation has been fully satisfied.

7. Dilution. Provided that Investor funds all Payments required under the Funding Schedule, the Company agrees that it will not issue additional Common Stock or securities convertible into or exercisable for Common Stock, other than the Warrants, at any time within five years of the completion of Investor’s investment in the Securities contemplated hereby, for any consideration less than $.50 per share, without the written consent of Investor, which consent shall not be unreasonably withheld.

8. Price Protection. In the event that the Company shall issue or distribute securities (“New Securities”), in any such case at a price per share less than $.50 or that would entitle the holders of the New Securities to subscribe for or purchase shares of Common Stock at less than $.50 per share, then the Company shall issue additional shares of Common Stock to the Investor such that the Investor shall maintain its relative percentage of the fully diluted issued and outstanding shares of Common Stock. Each such adjustment shall be made successively whenever any such New Securities are issued. In determining whether any New Derivative Securities entitle the holders to subscribe for or purchase shares of Common Stock at less than $.50 per share, there shall be taken into account any consideration received by the Company for such New Securities, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the records of corporate proceedings of the Company.

9. Acceptance. Execution and delivery of this Agreement by Investor shall constitute an irrevocable offer to purchase the Securities as provided in this Agreement, which offer may be accepted or rejected by the Company, in its sole discretion for any reason or for no reason and without liability to the Company. The Company shall indicate acceptance of this Agreement only by signing as indicated on the signature page below.

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10. Binding Agreement. Upon delivery of this Agreement signed by Investor to the Company, Investor agrees that Investor may not cancel, terminate or revoke any obligation of Investor made under this Agreement and that all representations, warranties, covenants and duties contained in this Agreement shall be binding upon the heirs, successors, assigns, executors, administrators, guardians, conservators or personal representatives of Investor and shall survive the acceptance of this Agreement by the Company and the death or disability of Investor.

11. Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement, supersedes any and all prior agreements and understandings of the parties, and may be amended only by a writing executed by all parties. No covenant, representation or condition not expressed in this Agreement shall affect or be deemed to interpret, change or restrict the express provisions of this Agreement.

12. Governing Law. This Agreement shall be governed and construed for all purposes in accordance with the laws (without giving effect to the principles governing conflicts of laws) of the state of Utah. The parties consent and agree to the exclusive jurisdiction of the federal and state courts located within the state of Utah for any lawsuit arising under or related to this Agreement and agree not to assert any defense to jurisdiction of or venue in such courts based on inconvenient forum or otherwise.

13. Incorporation by Reference. All statements, representations and other information set forth on the signature page of this Agreement are incorporated as integral terms of this Agreement.

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IN WITNESS WHEREOF, Investor has executed this Subscription Agreement as of April 20, 2013.

CoDiagnostics, Ltd., a Turks and Caicos company

By	/s/ Dwight H. Egan
(Signature of signer)

(Name and capacity of signer - please print or type)

You must execute the following statement or your subscription will not be valid.

You represent and warrant that you have reviewed the definition of “accredited investor” on Exhibit D attached to this Agreement and that you are an accredited investor.

CoDiagnostics, Ltd., a Turks and Caicos company

By	/s/ Dwight H. Egan

Business address (please indicate street address -- post office address is not legally sufficient:

Mailing Address (if different from business address):

Jurisdiction of Organization: Turks and Caicos

Delivery Instructions. Wire Transfers should be made payable to “Co-Diagnostics, Inc.” at the institutions set forth in wire transfer instructions available upon request by Investor. Documents and checks (unless funds are wired) should be mailed or delivered to: 585 W. 500 S # 210, Bountiful, Utah 84010

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Please call for wire transfer instructions if you intend to make payment by wire transfer.

Complete mailing address for delivery of the Securities, notices and other communications:

__________________________________________

__________________________________________

__________________________________________

(Attention)_________________________________

ACCEPTED AS OF _________________, 2013.

Cooperative Diagnostics, Inc.

/s/ Dwight H. Egan
Dwight H. Egan
President

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EXHIBIT A

TO SUBSCRIPTION AGREEMENT

Funding Schedule

Minimum Subscription Amount

Monthly Commencing on the 15th day of May and each month thereafter for 6 Months	$35,000

Monthly commencing on the 15th day of November, 2013 and Continuing thereafter on the 15th day of each month until the subscription is paid in full	$50,000

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EXHIBIT B

TO SUBSCRIPTION AGREEMENT

RISK FACTORS

Risks Relating to Co-Diagnostics, Inc.

An investment in Co-Diagnostics, Inc. (the “Company”) has numerous risks. Some of those risks are discussed below.

We have a very limited operating history and are subject to the risks faced by early-stage companies.

We have essentially no operating history, and our predecessor-in-interest as to our assets and liabilities has only limited operating history. Our prospects for success must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Our business plan calls for a capital intensive plan to identify, secure with contracts, prepare for certification, and secure approval of up to six potential carbon sequestration projects in third world countries. We may not be able to execute our plan with the capital anticipated by this offering and may need to seek additional capital, absent our receipt of which we may not be able to continue the business. Any subsequent capital raise could be dilutive to Investor.

We are not currently profitable, and our success and profitability will depend on our ability to implement our business plan.

Our growth and anticipated profitability will depend on our ability to (a) secure agreements with certain landowners and community partners; (b) create projects that are certifiable by international certification agencies; (c) locate and secure funding by large industrial companies in need of carbon credits to be in compliance with emission guidelines or find other sources of funding for planting of trees and plants to complete the creation of saleable carbon credits; (d) be able to sell or trade the resulting carbon credits produced in the projects created and certified by the Company; and (e) provide the landowners and communities with quality customer relations that result in continuing good will to further expand the reach of the Company in third world countries. In light of the rapidly evolving nature of the carbon credit industry and various evolving standards to be met our business and our limited operating history, we cannot assure you that we will become profitable or, if we do become profitable, that we will be able to sustain that profitability.

The price at which we are selling shares of our stock has been determined solely by us and is substantially higher than what was paid by some current shareholders.

The price per share to be sold in this offering has been determined solely by us and is substantially higher than the price paid by some current shareholders. Even though the current offering price is based on a number of factors, including our internal assessment of our business prospects and the perceived level of interest in our stock, the price does not bear any direct relationship to our earnings, book value, assets, revenue or other typical measure of financial performance or value. Because we have a limited operating history and no market exists for our stock, potential future offering prices of the shares should be considered highly uncertain and may lead to additional dilution.

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Even if we are successful in growing rapidly, we may not be able to successfully manage the demands of that growth.

Our business plan anticipates significant growth in the future. We expect that rapid growth would create significant strains on our cash flows, management, and infrastructure. Even if we are successful in achieving the growth we hope to achieve, that growth may cause problems that we did not effectively anticipate or plan for, which could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to attract the management team we will need to implement our business plans.

We may not be able to find or hire the kind of management team we need to implement our business plan. The market for top management talent is highly competitive. If we are unable to attract and hire competent management, it will likely have a material adverse effect on our business, results of operations and financial condition.

We may not achieve our projections and forecasts.

The preliminary and introductory materials you received in connection with the investment contain forward-looking statements relating to matters such as anticipated financial performance, business prospects, new products, future plans, possible strategic alternatives, new business concepts, capital expenditures and similar matters. Statements including the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or variation of such words and similar expressions are forward-looking statements. A variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectation expressed in our forward-looking statements.

The risks and uncertainties that may affect the operations, performance, development and results of our business include, but are not limited to, the following: our future ability to obtain low-cost, high quality content from our major network contract party or other sources for inclusion in our place-based satellite services; the reliability and affordability of our contract party that provides satellite transmission services, hardware and software for our place-based digital media services and products; changes in customer spending patterns as a consequence of general or specific economic factors influencing them; our ability to finance later stages of our capital intensive implementation of our satellite services out of ongoing cash flow; changes in technology that could make our system obsolete or cost-ineffective; changes in customer preferences and overall economic conditions; the impact of competition and pricing; and the ability to hire, train and retain management and employees.

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An investment in the Securities may lead to adverse tax consequences.

The tax aspects of an investment in the Company are complicated, and you should have them reviewed by professional advisers familiar with your personal tax situation and with the tax laws and regulations applicable to corporations like the Company. The Company is not intended and should not be expected to provide any tax shelter. Further, a shareholder may incur tax liabilities under state or local income tax laws of certain jurisdictions in which we operate as well as the jurisdiction of a shareholder’s residence or domicile. These laws vary from one locale to another and, like federal income tax laws, are complex and subject to change. We urge you to consult with your own tax adviser concerning these matters.

No market exists for our stock and none is expected to develop.

Our stock offered in this offering has not been registered under the Securities Act and may not be resold unless and until such time as such shares are registered under applicable federal and state securities laws or unless an exemption from registration is available. Purchasers in this offering will not have the right to require us to register the shares. There is no public market for our stock, and none is expected develop. If, as a result of some change in circumstances arising from an event not presently contemplated, you wish to transfer or liquidate your interests, you may find no market for them. Additionally, we will require all investors to execute the Shareholders Agreement that will further restrict such investor’s ability to sell or transfer the Securities, or the value thereof if a sale or transfer is possible.

We may not be able to gain administrative approval to sell our products in developed countries.

Our products and technology are medical in nature and the success of our Business Plan depends on our ability to successfully gain approval by the administrative agencies charged with oversight of medical products in each country in which we sell our products. The cost of obtaining such approvals may be prohibitively expenses and we may not have the resources to pursue such approvals. We will not be able to generate sales of our products without such approvals and we have no guarantee that we will be able to receive such approvals.

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EXHIBIT C

TO SUBSCRIPTION AGREEMENT

Definition of Accredited Investor

“Accredited Investor” means any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1. Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3. Any organization described in Section 501(c)(3) of the Internal Revenue Code, limited liability company, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceed $1,000,000;

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); and

8. Any entity in which all of the equity owners are accredited investors.

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